Exhibit 10.1

LEASE

THIS LEASE ("Lease") is entered into as of the 1st day of June, 2015, between GPX WAYNE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("Landlord"), and TECHPRECISION, a Delaware corporation, with its principal place of business at 3553 West Chester Pike, Newtown Square, PA 19073 ("Tenant").

In consideration of the mutual covenants stated below, and intending to be legally bound, the parties covenant and agree as follows:

1.           PREMISES/LEASEHOLD IMPROVEMENTS.  Landlord leases to Tenant and Tenant leases from Landlord Suite No. 909, which the parties confirm is 1,131 rentable square feet shown on the space plan attached hereto as Exhibit “A” (“Premises”), located at 992 Old Eagle School Road (together with the surrounding land on which it is located, the “Building”), which is a part of Evolve IP Corporate Center, Wayne, Pennsylvania (the “Project” or the “Property”).

The Premises shall be delivered to Tenant in “as is” condition except for/with the leasehold improvements agreed upon by Landlord and Tenant and to be constructed by Landlord, at Landlord’s sole cost, in accordance with the terms and conditions set forth in Exhibit “A-1” attached hereto (the “Leasehold Improvements”).

2.           TERM.  The term of this Lease shall be for a period of twelve (12 months (“Term”) beginning on the Commencement Date and ending on the last day of the twelfth (12th) calendar month after the Commencement Date (the “Expiration Date”).  The Term shall commence (the "Commencement Date") the date which is the earlier of (i) the date when Tenant, with Landlord's prior consent, assumes possession of the Premises for its Permitted Uses, or (ii) the date set in a notice by Landlord to Tenant, at least fifteen (15) days before Substantial Completion of the Leasehold Improvements, advising Tenant of the Substantial Completion of the Leasehold Improvements under Section 1 above.  Tenant shall be permitted access to the Premises two (2) weeks prior to Commencement Date to install voice and data.  The Commencement Date is anticipated to be on June 15, 2015.  “Substantial Completion” means that the Leasehold Improvements have been completed to the extent that the Premises may be occupied by Tenant for its Permitted Uses (as defined in Section 5, below), subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Premises, if required by law (“Substantial Completion”).

3.           FIXED RENT; SECURITY DEPOSIT.

Tenant shall pay to Landlord without notice or demand, and without set-off, annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth below, in advance on the first day of each calendar month during the Term by check sent to Landlord, at P.O. Box 57355, Philadelphia, Pennsylvania 19111 (or other address as Landlord may provide to Tenant, at least ten (10) days in advance, during the Term).  All payments must include the following information:  Evolve IP Corporate Center; Bldg. 992, Suite 909.

LEASE YEAR	ANNUAL RENT PER SF	MONTHLY INSTALLMENTS	ANNUAL FIXED RENT
Months 1-12	$19.50	$1,837.88	$22,054.50

Tenant shall pay the first full month's installment of Fixed Rent ($1,837.88), the Security Deposit ($1,837.88) and Tenant’s contribution toward carpet ($3,000.00) by three separate checks upon the Tenant’s execution of this Lease as a condition of the commencement of the Lease. Tenant shall not, however, pay more than one month’s Fixed Rent in advance at any time during the Term.

a.                      Late Fee.  If any amount due under this Lease from Tenant is not paid to Landlord within 5 days of the date due, Tenant shall also pay as additional rent a late fee of five percent (5%) of the total payment then due.

b.                      Security Deposit.  Tenant shall pay a Security Deposit of $1,837.88 under this Lease (the "Security Deposit"), as security for the prompt and complete performance by Tenant of every provision of this Lease.  No interest shall be paid to Tenant on the Security Deposit.  Following an Event of Default, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent necessary to provide for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, and/or (ii) any sum expended by Landlord in accordance with the provisions of this Lease on account of any Event of Default by Tenant.  The use of the Security Deposit by Landlord shall not prevent Landlord from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled.  If any portion of the Security Deposit is used, applied or retained by Landlord, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Within thirty (30) days following the Expiration Date or earlier termination of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant.  Upon the return of the Security Deposit to the Tenant, or the remaining balance thereof, Landlord shall be completely relieved of liability with respect to the Security Deposit. In the event of a transfer of the Building, Landlord shall have the right to transfer the Security Deposit to the transferee of the Building and upon such transfer of the Security Deposit, Landlord shall be released by Tenant from all liability for the return of such Security Deposit.  Upon the assumption of such Security Deposit by the transferee, Tenant agrees to look solely to the new landlord for the return of said Security Deposit.

4.           ADDITIONAL RENT. Commencing on the Commencement Date, and in each calendar year thereafter during the Term, Tenant shall pay in advance on a monthly basis to Landlord, without deduction or set off, an amount equal to Tenant’s allocable share (“Tenant’s Share”) of the following:

a.           Taxes payable on the Project (“Taxes”) to the extent such taxes are projected to exceed the taxes for the Project in calendar year 2015 (“Base Year”);

b.           All insurance premiums payable by Landlord for insurance with respect to the Project (“Insurance Premiums”) to the extent such Insurance Premiums are projected to exceed the Insurance Premiums for the Project in the Base Year or to the extent such Insurance Premiums result directly from any improvements made by Tenant or any activities conducted by Tenant; and

c.           Operating Expenses payable by Landlord with respect to the Project to the extent such Operating Expenses are projected to exceed the Operating Expenses for the Base Year.  “Operating Expenses” are all reasonable operating costs and expenses related to the maintenance, operation and repair of the Project incurred by Landlord, including but not limited to a management fee not to exceed five percent (5%) of Fixed Rent; common area utilities; and the cost of capital repairs, capital replacements, capital improvements or capital equipment, including only those (i) required by laws enacted on or after the date of this Lease for which Landlord is required to comply under this Lease, but not those capital repairs, capital replacements, capital improvements and capital equipment required by laws with which Tenant is required to comply under the terms of this Lease or by which Landlord is required to comply and Tenant is required to reimburse Landlord for the costs of such compliance as additional rent, as provided under this Lease, or (ii) installed at the Building to reduce Operating Expenses (each a “Capital Improvement”);  If Landlord shall purchase, make or install any Capital Improvement, then the costs for the same shall be amortized beginning in the Lease Year (as defined below) in which such item is purchased, made or installed and continuing for the lesser of the useful life of such item or the projected period of time required to recover the cost of such item in reduced Operating Expenses, as reasonably determined by Landlord, at a rate equal to two hundred fifty (250) basis points above the prime rate of interest published under the heading “Money Rates” by the Wall Street Journal on the date that the purchase, manufacture or installation of such Capital Improvement is completed. Notwithstanding anything herein contained, Tenant shall not be required to pay for any annual increase in the costs incurred by Landlord for Controllable Operating Expenses (as hereafter defined) to the extent such increase exceeds five percent (5%) per year on a cumulative basis after the Base Year. “Controllable Operating Expenses” shall consist of those Operating Expenses which are within Landlord’s reasonable control. Taxes, common area utility costs, insurance premiums and the cost of snow removal shall not be considered to be Controllable Operating Expenses.

 Tenant’s obligations to pay increases in Taxes, Insurance Premiums and Operating Expenses shall be each calculated separately and shall for all purposes be treated and considered as additional rent. (Fixed Rent plus additional rent are herein referred to collectively as “Rent”.)  Tenant shall pay, in monthly installments in advance, on account of Tenant's Share of Taxes, Insurance and Operating Expenses, one-twelfth of the estimated amount of the increase of such Taxes, Insurance Premiums and Operating Expenses for such year in excess of the Base Year as reasonably determined by Landlord.  Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected increases in Taxes, Insurance Premiums and Operating Expenses in excess of the Base Year and shall indicate the respective amounts of Tenant’s estimated monthly installments of Taxes, Insurance Premiums and Operating Expenses.  As soon as administratively available, Landlord shall send to Tenant a statement of actual Taxes, Insurance Premiums and Operating Expenses for the prior calendar year showing the actual amount of Tenant’s Share of each for the prior calendar year.  In the event the amount prepaid by Tenant for Taxes, Insurance or Operating Expenses exceeds the amount that was actually due for that item, then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of that item until Tenant has been fully credited with the over charge.  In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

5.           ELECTRICITY CHARGES.  Tenant shall pay to Landlord, as additional rent, within fifteen (15) business days of receipt of Landlord's billing statement therefor, Tenant’s pro rata share of all charges incurred by Landlord for electricity and fuel oil at the Property (“Tenant’s Pro Rata Electricity Share”). Tenant’s Pro Rata Electricity Share shall be calculated based on the rentable square footage of the Premises compared to the total rentable square footage of occupied space in the Property.  Landlord shall not be liable for any interruption of any utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that:

a.           Tenant's use of electricity throughout the Premises is excessive, Tenant agrees to pay for the installation of a separate electric meter to measure electrical usage in the Premises and to pay Landlord, as additional rent, within fifteen (15) business days of receipt of Landlord’s billing statement therefore, for all such electricity registered in such sub-meter and Tenant’s Share of electricity charges for the Building common areas;

b.           Tenant’s use of one or more portions of the Premises for the operation of equipment requires heating, ventilation and/or air-conditioning service substantially in excess of what would otherwise be necessary for the Permitted Use (such as a server room requiring 24 hour per day, 7 day per week air-conditioning), then Landlord may require Tenant to pay for the installation by Landlord of such heating, ventilation, air-conditioning and electrical and other equipment as Landlord deems reasonably necessary, the installation by Landlord of a separate electric sub-meter to measure electrical usage in such portions of the Premises, the cost of all electricity registered to such sub-meter, the cost incurred by Landlord in maintaining and repairing such equipment including, without limitation and the charges payable under any service contract covering the maintenance and repair of such equipment. Tenant shall not remove such equipment at the end of the Term unless required to do so by Landlord.

If Landlord installs energy savings equipment for the purpose of reducing electricity use in the Property, then Tenant shall pay Landlord for Tenant’s Share of the cost of such equipment as amortized in equal monthly installments over the period coinciding with the Term of this Lease which commences on the date of installation and ends on the projected date when the cost of such equipment will be recovered in electricity cost savings as reasonably estimated by Landlord.

6.           SIGNS; USE OF PREMISES AND COMMON AREAS.  Landlord shall provide Tenant with standard identification signage on all Building directories and at the entrance to the Premises.  No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project.  Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto (“Permitted Use”).  The Permitted Use shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.  Tenant shall not install in or for the Premises, any equipment that requires more electric current than is standard for the Permitted Use.  Tenant shall have the right, non-exclusive and in common with others, to use (i) the exterior paved driveways and walkways of the Project for vehicular and pedestrian access to the Project, (ii) the internal common area, including elevators and (iii) the designated parking areas at the Project for the parking of automobiles of Tenant and its employees and business visitors.  Landlord will supply and maintain parking facilities adjacent to the Building for the use of all tenants, their guests and invitees.

7.           ENVIRONMENTAL MATTERS.  Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of applicable law.

8.           TENANT'S ALTERATIONS.  Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises, other than cosmetic alterations which do not cost more than one thousand dollars ($1,000) per alteration or project, without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld.  Notwithstanding anything in this Lease to the contrary, at the termination of this Lease, Tenant shall remove all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment, system wiring and cabling) installed by or for Tenant, its assignees or sublessees.

9.           ASSIGNMENT AND SUBLETTING.  Tenant shall not, without the prior written consent of Landlord and otherwise complying with the terms of this Section, assign this Lease or any interest herein or sublet the Premises or any part thereof.  Any of the foregoing acts without such consent shall be void.  If Tenant receives an offer from a third party for an assignment or sublease which is acceptable to Tenant, Tenant shall give notice to Landlord including the name, address and contact party for the proposed assignee or subtenant, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), the consideration to be paid for the proposed assignment and in the instance of a proposed sublease, the rent to be paid by the proposed sublessee (which shall not be less than the rent at which Landlord is then offering to rent comparable space in the Project), the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area,  and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof).  Landlord may, at its option, exercisable by notice given to Tenant within thirty (30) days next following Landlord’s receipt of Tenant’s notice, elect either (i) to approve the proposed assignment or sublease; (ii) to not approve the proposed assignment or sublease or (iii) to recapture the Premises for which Tenant is proposing a sublease or terminate this Lease in the event Tenant is proposing an assignment; provided, however, if Landlord elects to recapture the Premises or terminate this Lease, Tenant may withdraw Tenant’s request for assignment or subletting by notice to Landlord given within ten (10) days of Landlord’s notice.  Notwithstanding the foregoing, Tenant may assign this Lease without Landlord’s consent, upon notice to Landlord, to an entity that acquires more than fifty percent (50%) of Tenant’s voting stock or assets or into which Tenant merges (such transferees being “Permitted Transferees”). Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.  Landlord shall be entitled to be reimbursed for legal fees and other costs which Landlord incurs in connection with a request by Tenant for consent to any sublet or assignment.  In addition, If Landlord consents to a proposed assignment or sublease, then Tenant shall pay to Landlord a sum equal to fifty percent (50%) of any rent or any other profit, gain or consideration paid to Tenant by the assignee or subtenant in excess of the Rent to be paid by Tenant to Landlord pursuant to this Lease. All such sums will be payable to Landlord within ten (10) days after the corresponding payment to Tenant.

10.           LANDLORD'S RIGHT OF ENTRY.  Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (or any time without notice in the case of an emergency).  Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises.

11.           REPAIRS AND MAINTENANCE.  Tenant, at its sole cost and expense, shall keep and maintain the Premises in good order, repair and condition, free of rubbish, reasonable wear and tear and damage from casualty and condemnation excepted.  Tenant shall be responsible for repairs and replacements to the Premises and the Building made necessary by reason of damage thereto caused by Tenant or Tenant’s agents, servants, invitees or employees.  Landlord shall maintain all plumbing and other fixtures, equipment and systems in the Premises, except those installed by Tenant.  Landlord shall replace lighting fixtures, lamp ballasts and bulbs when broken.  Landlord shall provide extermination and pest control, when necessary.  Landlord shall provide nightly janitorial services five (5) days per week, but Landlord will not be liable for failure to supply such services due to any cause beyond Landlord’s control.

12.           INSURANCE.  The Tenant shall at all times during the Term provide and maintain insurance complying with the following requirements at the Tenant’s expense.  In no event shall the Tenant take occupancy or use the Premises until the required evidence of insurance in accordance with this Lease is provided to Landlord.  If Landlord determines Tenant to be non-compliant with these insurance requirements, Landlord may, in addition to any other remedies it has under this Lease, purchase the required coverage(s) and Tenant shall immediately reimburse Landlord for the cost thereof.  Tenant shall also require all its service providers including, without limitation, its moving company and Tenant shall also require its sub-tenants, if any, to provide to Landlord certificates evidencing the insurance coverages specified below:

a.           All insurance shall be procured from reputable insurers authorized to do business in Pennsylvania and having an A.M. Best Rating of at least A- Class VIII.

b.           Tenant shall not have a Deductible / Self Insured Retention on any policy greater than $25,000 without Landlord’s prior written consent.

c.           All insurance required herein, shall be written on an “occurrence” basis and not a “claims-made” basis.

d.           Tenant’s insurance carrier(s) shall provide at least thirty (30) days prior written notice to Landlord in the event coverage is materially changed, canceled or non-renewed.  In the event of material change, cancellation, or non-renewal in coverage(s), it is the Tenant’s responsibility to replace coverage to comply with the requirements of this Lease so that there is no lapse of coverage for any time period. In the event Tenant’s insurance carrier(s) will not issue or endorse the policy(ies) to comply with the above, it is the responsibility of Tenant to report any notice of cancellation or non-renewal at least thirty (30) days prior to the effective date of such notice.

e.           Tenant shall provide Landlord with Certificates of Insurance (evidencing applicable Waiver of Subrogation and Additional Insured endorsement), evidencing the insurance coverages listed below, at least ten (10) days prior to Tenant’s occupancy of the Premises.  The Tenant shall not begin occupying the Premises until the Landlord has reviewed and approved the Certificate of Insurance.

f.           The insurance coverages to be provided by Tenant shall include the following:

1.           Commercial General Liability Insurance:

a)           Coverages:

i.           Coverage is to be provided by the standard Commercial General Liability insurance policy (“Occurrence Form”, edition 1998 or later);

ii.           Hazards of premises/operations, independent contractors, products and completed operations; broad form contractual liability coverage; personal injury and advertising injury; and broad form property coverage;

iii.           No Mold/Fungus Exclusions; if the policy contains any of these exclusions, these must be clearly marked on the Certificate of Insurance and approved by Landlord.

b)           Minimum Limits of Liability:

$1,000,000                      Each Occurrence
$2,000,000                      Products & Completed Operations Aggregate
$1,000,000                      Personal Injury and Advertising Injury
$100,000                         Damage to Premises Rented to You
$10,000                           Medical Expenses (Each Person)
$2,000,000                      General Aggregate  (Must apply on per location basis)

2.           Business Automobile Liability Insurance Covering All Owned, Non-Owned and Hired Automobiles:

a)           Such insurance shall provide coverage not less than that of the standard Business Automobile Liability policy; and

b)           Minimum Limits of Liability: $1,000,000 Per Accident for Bodily Injury and Property Damage Combined Single Limit.

3.           Workers Compensation and Employer’s Liability:

a)           Coverage A, Workers Compensation – Statutory benefits as required by the Workers Compensation Laws of Pennsylvania, covering all employees;

b)           Coverage B, Employer’s Minimum Liability Limits:

$1,000,000 Each Accident
$1,000,000 Disease – Each Employee
$1,000,000 Disease – Policy Limit; and

c)           Blanket Waiver of Subrogation, where permitted by state law;

4.           Commercial Umbrella Liability Insurance:

a)           Following Form Basis of the underlying Commercial General Liability, Business Automobile Liability, and Employer’s Liability coverage; and

b)           Minimum Limit of Liability: $5,000,000 per Occurrence and $5,000,000 Aggregate Limit.

5.           Crime Insurance:

Tenant shall be responsible for maintaining Crime Insurance, which includes Employee Theft and Theft, Disappearance and Destruction coverage parts, in an amount not less than $500,000 Per Occurrence with a deductible no greater than $100,000.

6.           Owned, Leased, Rented or Borrowed Property:

Tenant shall maintain Property Insurance for its owned, leased, rented or borrowed property (including improvements and betterments, trade fixtures, equipment, etc.) for the entire Term subject to the following coverages:

a)           Full Replacement Costs Basis;

b)           Agreed Amount/No Coinsurance;

c)           All Risk Coverage;

d)           Blanket Waiver of Subrogation to the Landlord; in the event of a loss the Tenant’s insurance carrier must agree not to seek subrogation against the Landlord; and

e)           Other coverages the Landlord deems reasonably appropriate.

g.           The insurance policies identified above in sub-sections (f)1, 2 and 4 shall include an endorsement naming the Indemnified Parties (as hereafter defined) as Additional Insureds as follows: “GPX Realty Management, LLC, GPX Wayne Office Properties, L.P., Bank of America, N.A. (being the lender designated by Landlord) and any other party whom the Tenant is required by contract, permit and/or agreement to name as an Additional Insured, are named as Additional Insureds on a primary and noncontributory basis for ongoing and completed operations on all policies as specified in the Lease between Landlord and Tenant. Each of the respective Additional Insureds’ owners, shareholders, partners, members, representatives and agents are also included as Additional Insureds.”

13.           INDEMNIFICATIONS; SUBROGATION.  To the extent that state and/or federal laws limit the terms and conditions of this clause, it shall be deemed so limited to comply with such state and/or federal law. This clause shall survive termination of this Lease. Tenant shall indemnify and hold harmless the Landlord, and its agents and employees (the “Indemnified Parties”) of any of them from and against claims, damages, losses, and expenses, including but not limited to attorneys’ fees, arising out of or resulting from occupancy of the Premises, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property but only to the extent caused by the negligent acts or omissions of the Tenant, anyone directly or indirectly employed by Tenant or anyone for whose acts Tenant may be liable, regardless of whether or not such claim, damage, loss, expense, is caused in whole or in part by any Indemnified Parties.  Such obligation shall not be construed to negate, abridge, or reduce other rights, obligations or indemnity which would otherwise exist as to a party or person described in this Indemnification.

  Tenant further releases Landlord from all liability for damage to or loss of any property of Tenant or any third party that may result from the leakage of water into the Premises, or from any other cause unless resulting solely from the negligence of Landlord, its agents or employees.

 Landlord will be responsible for and hereby relieves Tenant from and indemnifies, defends and holds Tenant harmless against all liability by reason of any injury, damage or loss to any person or property that occurs in the common areas or in other parts of the Building excluding the Premises, to the extent it receives insurance proceeds, except for injury, damage or loss which results from the negligence or willful acts of Tenant.

 These Indemnification provisions shall survive the termination of this Lease.

 Notwithstanding any other provision herein, Landlord and Tenant hereby release each other, to the extent of the other’s insurance coverage, from liability of loss or damage to the property of the party granting such release, even if the loss or damage occurred through the negligence of such other party or its agents, servants, invitees or employees. Each party will cause its policies of insurance to contain a clause to the effect that this release does not affect such policy or the rights of the insured to recover thereunder.

14.           FIRE DAMAGE.  If (i) the casualty damage is of a nature or extent that, in Landlord's reasonable judgment, the repair and restoration work would require more than one hundred eighty (180) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) more than thirty percent (30%) of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last twelve months of the Term and Tenant has not exercised a renewal right or (iv) insurance proceeds are unavailable or insufficient, Landlord or Tenant shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other party within thirty (30) days of the date of casualty.  Such notice is to specify a termination date no less than fifteen (15) days after its transmission.  In the event of damage or destruction to the Premises or any part thereof and neither party has terminated this Lease, Tenant's obligation to pay Rent shall be equitably adjusted or abated based on Tenant’s ability to use the Premises, as determined by Landlord in Landlord’s reasonable discretion.

15.           SUBORDINATION; RIGHTS OF MORTGAGEE.  At the election of any holder of any mortgage now or hereafter placed upon the Premises and/or the Building and/or the Project (collectively the "Mortgagee"), this Lease shall be subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, the Building and/or the Project and the land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination.  Tenant further agrees to execute and deliver within ten (10) days of demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any mortgagee.  In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the Mortgagee notice by overnight mail of any such default which Tenant shall have served upon Landlord, provided that Landlord has given Tenant the name and address of the Mortgagee prior to such default.  Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have forty-five (45) additional days within which to cure such default.  Tenant agrees to execute and/or deliver any additional documents or instruments as Mortgagee may reasonably request.

16.           CONDEMNATION.  If in Landlord’s reasonable judgment a taking renders the Building unsuitable for continued operation, this Lease shall, at Landlord’s option by notice to Tenant, provided that Landlord terminate the leases of all tenants similarly situated to Tenant as the result of such taking, terminate as of the date title to the condemned real estate vests in the condemnor, and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all Rent prepaid for any period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.   If this Lease is not terminated after any such taking or condemnation, the Rent shall be equitably reduced in proportion to the area of the Premises that has been taken for the balance of the Term.  Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.  If twenty-five percent (25%) or more of the Premises are taken, Tenant, at Tenant’s option, may terminate this Lease as of the date that title to the condemned real estate vests in the condemnor, and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all Rent prepaid for any period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

17.           ESTOPPEL CERTIFICATE.  Tenant will certify, without charge, at any time and from time to time hereafter, within ten (10) days after request by Landlord, by a written instrument duly executed and acknowledged, as to the validity and force and effect of this Lease, as to the existence of any default on the part of either Landlord or Tenant, as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant, and as to any other matters that may reasonably be requested by Landlord.

18.           DEFAULT.  If: (i) Tenant fails to pay any installment of Rent within three (3) business days following the date it has received notice from Landlord that such payment is past due (provided, however that (a) if Tenant defaults on any payment required under this Lease more than two (2) times in any twelve (12) month period after receiving such notice, Landlord shall not be required to give any further notice to Tenant for any failure of Tenant to make any payment under this Lease; and (b) the late fee set forth in Article 3 hereof shall be due on the first day after such payment is due regardless of the foregoing grace period); (ii) Tenant "vacates" the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied, or to be occupied by anyone other than Tenant, or defaults under Section 9 hereof; (iii) Tenant fails to bond over a construction or mechanics lien attached to the Building as the result of work performed at the Building at Tenant’s direction for a claim arising by, through or under Tenant within ten (10) business days of demand; (iv) Tenant becomes insolvent, makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy, bill in equity, or other proceeding for the appointment of a receiver or trustee for its property, or if proceeding for reorganization or composition with creditors under any law is instituted by or against Tenant; or (v) Tenant fails to observe or perform any of Tenant's other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant promptly commences and thereafter proceeds with all due diligence and in good faith to cure such default; then, in any such event, an “Event of Default” shall have occurred and Tenant shall be in default hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, including the right to terminate the Lease, the rights and remedies set forth herein, which may be exercised upon or at any time following the occurrence of an Event of Default.

1.           Acceleration of Rent.  By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Term; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant.  Additional rent, which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.  Landlord’s right to accelerate rent under this section shall be subject to Tenant receiving written notice of default after the date which is ten (10) days after the due date, and ten (10) additional days after written notice of default to cure the default.

2.           Landlord’s Damages.   The damages which Landlord shall be entitled to recover from Tenant shall be the sum of: (i) all Rent accrued and unpaid as of the termination date; and (ii)(a) all costs and expenses reasonably incurred by Landlord in recovering possession of the Premises, including reasonable legal fees, and removal and storage of Tenant's property, (ii)(b) the reasonable costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (ii)(c) the costs of re-letting commissions; and (iii) all Rent otherwise payable by Tenant over the remainder of the term as reduced to present value, deducting from the total determined under subsections (i), (ii) and (iii) above, all Rent which Landlord receives from other tenant(s) by reason of the leasing of the Premises during any period falling within the otherwise remainder of the Term. Landlord shall have the right, but no duty or liability, to mitigate its damages or rent the Premises to anyone other than Tenant.  Any re-letting shall not be a termination of Tenant’s obligations under the Lease, and without Landlord expressly terminating the Lease, Tenant shall remain liable for all Rent due.

19.                      Landlord’s Right to Cure.  Without limiting the generality of the foregoing, during the continuance of an Event of Default, Landlord may, in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any reasonable sums paid or reasonable costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at 12% per annum (“Default Rate”) from the dates of Landlord's incurring of costs or expenses.

20.                      Interest on Damage Amounts.  Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest at the Default Rate.

21.                      No Waiver by Landlord.  No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.  Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.   No delay or forbearance by Tenant in exercising any right or remedy hereunder, or Tenant's undertaking or performing any act or matter which is not expressly required to be undertaken by Tenant shall be construed, respectively, to be a waiver of Tenant's rights or to represent any agreement by Tenant to undertake or perform such act or matter thereafter.  Waiver by Tenant of any breach by Landlord of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Tenant) or failure by Tenant to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Tenant's right to have any such covenant or condition duly performed or observed by Landlord, or of Tenant's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Tenant in respect of such breach or any subsequent breach.

In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

TENANT HEREBY EMPOWERS ANY, PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY RENT, OR ANY CHARGES HEREBY RESERVED OR DESIGNATED AS RENT OR ANY OTHER SUM PAYABLE BY TENANT TO LANDLORD UNDER OR BY REASON OF THIS LEASE, INCLUDING, WITHOUT LIMITATION, ANY SUM PAYABLE HEREUNDER, AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENT, CHARGES AND OTHER SUMS, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID INCLUDING, AT LANDLORD’S OPTION, THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE, AND FOR ALL OR ANY PART OF ANY OTHER OF SAID CHARGES OR SUMS, AND FOR INTEREST AND COSTS TOGETHER WITH REASONABLE ATTORNEY’S FEES OF 5%. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.

WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

________ INITIAL).  TENANT WAIVER.  TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT.  TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION.  IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION THAT LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY.  FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

19.           SURRENDER.  Tenant shall, at the expiration of the Term or any renewal or extension thereof, promptly vacate and surrender the Premises in the same condition in which Tenant has agreed to keep it during the Term hereof.  Tenant shall have no right to hold over beyond the expiration of the Term and should Tenant continue to occupy the Premises or any part of the Building or Project after the expiration of the original Lease term, or any renewal or extension thereof, such holding over shall constitute, a default situation wherein the monthly Rent shall increase to 200% of the highest monthly Fixed Rent, including additional rent, under this Lease.  All other terms, covenants and conditions of this Lease shall remain in full force and effect during any holdover period. Tenant shall also be responsible to Landlord for all damages suffered by Landlord as a consequence of Tenant’s failure to vacate and surrender possession of the Premises when required including, without limitation, all rents and other revenues which Landlord is thereby unable to realize.

20.           RULES AND REGULATIONS.  Tenant agrees that at all times during the Term (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit "B" attached hereto and made a part hereof.

21.           GOVERNMENTAL REGULATIONS.  Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments applicable to Tenant’s specific use of the Premises.  Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. §12181 et seq. and its regulations, (collectively, the "ADA") (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial and subsequent design and construction by Landlord.  Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning Tenant’s specific use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following delivery of the Premises to Tenant.

22.           NOTICES.  Wherever a notice is required, notice shall be deemed to have been duly given if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class U.S. mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the following addresses:

Tenant:	With a copy to:
TechPrecision, Corp.	TechPrecision, Corp.
3553 West Chester Pike, #311	3553 West Chester Pike, #311
Newtown, Square, PA 19073	Newtown, Square, PA 19073
Attn: Richard F. Fitzgerald	Attn: Mark Pesta
Fax No.: 267-373-1640	Fax No.: 267-373-1640
E-Mail: fitzgeraldr@techprecision.com	E-mail: pestam@techprecision.com

Landlord:	With a copy to:
GPX Wayne Office Properties, L.P.	GPX Realty Partners, L.P.
c/o GPX Management, LLC	14 Dartmouth Lane
993 Old Eagle School Road	Haverford, PA 19041
Wayne, PA 19087	Fax No.: 610-642-6641
Attn: Matt R. Lukof, Principal
Fax No.: 610-687-9588

Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused.  Notices given by a party’s attorney shall be deemed given by such party.

22.                      BROKERS.  Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder except Monster Real Estate.com LLC, representing Tenant and Beacon Commercial Real Estate, LLC representing Landlord.  Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.   Landlord shall pay all leasing brokers’ fees under a separate agreement.

23.                      LANDLORD'S LIABILITY.  Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder.  Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord.  In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

24.                      RELOCATION.  Landlord, at its sole expense and upon at least ninety (90) days prior written notice, may require Tenant to move from the Premises to another suite of comparable size in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in or coming into the Building.  The failure of Tenant to relocate in accordance with this Section 25 shall constitute an Event of Default hereunder and Tenant shall be additionally liable to Landlord for all consequential damages suffered by Landlord on account thereof.  In the event of any such relocation, Landlord will pay all the expenses of preparing and decorating the other suite so that the same will be substantially similar to the Premises.  In addition, Landlord shall pay the reasonable expenses of moving Tenant's furniture and equipment to the other suite.  Occupancy of the other suite shall be under and pursuant to the terms of this Lease.   Notwithstanding the foregoing, if at the time such relocation is required, there is, in Landlord's sole opinion, not sufficient remaining time within the Term of this Lease to fully amortize Landlord's cost of relocating Tenant, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

25.                      MISCELLANEOUS PROVISIONS.

a.           Successors.  The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord's written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 9 hereof, other than Permitted Transferees;

b.           Governing Law.  This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law;

c.           Entire Agreement.  This Lease, including the Exhibits hereto, supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.  Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term.  No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever;

d.           Time of the Essence.  TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT;

e.           Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

f.           Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond either party’s reasonable control, such party is unable to furnish or is delayed in furnishing any utility or service required to be furnished by such party under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of such party’s other obligations under this Lease excluding the payment of money, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise; provided that the affected party shall use reasonable efforts to mitigate the effects of such event.

g.           Authority.  Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease on behalf of Tenant are duly authorized to execute and deliver this Lease on behalf of Tenant.  Landlord represents and warrants that (a) Landlord is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease on behalf of Landlord are duly authorized to execute and deliver this Lease on behalf of Landlord.

h.           Quiet Enjoyment.  Provided Tenant has materially performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

i.           Landlord’s Fees.  Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys’, engineers’, or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs, except for Tenant enforcement of Landlord performance under this Lease.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

j.           Confidentiality.  Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, other than Tenant’s attorneys, accountants, advisors, officers, and directors, by any manner or means, directly or indirectly, without Landlord’s prior written consent.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

26.                      WAIVER OF ACTS OF ASSEMBLY.  If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly, either at the end of a term or for non-payment of rent or otherwise, Tenant expressly waives all rights to notice in excess of five (5) days required by any Act of Assembly, including the Act of April 6, 1951, P.L. 69, Article 5, Section 501, as amended, and agrees that in either or any such case, five (5) days notice shall be sufficient.  Without limitation of or by the foregoing, Tenant hereby waives any and all demands, notices of intention and notice of action or proceedings which may be required by law to be given or taken prior to any entry or re-entry by summary proceedings, ejectment or otherwise, by Landlord, except as hereinbefore expressly provided with respect to the five (5) days notice, and provided further that this shall not be construed as a waiver by Tenant of any other notices to which Tenant is expressly entitled under the Lease.

27.                      JURY TRIAL WAIVER.  LANDLORD AND TENANT HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE RELATIONSHIP HEREBY ESTABLISHED WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT, IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, OR THE RELATIONSHIP, WITH LANDLORD.  TENANT HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LANDLORD (INCLUDING THEIR COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LANDLORD WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL.  TENANT ACKNOWLEDGES THAT LANDLORD HAS BEEN INDUCED TO MAKE THE LEASE BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.  TENANT FURTHER CERTIFIES THAT IT HAS BEEN REPRESENTED BY (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THE WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THE WAIVER WITH COUNSEL.  TENANT FURTHER CERTIFIES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER.

28.                      CONSENT TO JURISDICTION.  Tenant hereby consents to the exclusive jurisdiction of the state courts located in Montgomery County and Chester County, Pennsylvania, and to the federal courts located in the Eastern District of Pennsylvania.

[SIGNATURE LINES ARE ON THE IMMEDIATELY FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease, under Seal, the day and year first above written.

WITNESS:	LANDLORD:

GPX WAYNE OFFICE PROPERTIES, LP.
	By:		GPX WOODS WAYNE, L.P.
General Partner
		By:	GPX WOODS WAYNE GP, LLC
General Partner

/s/ Timothy Ditto			By: /s/ Jeffrey Coursen
Jeffrey Coursen, Authorized Representative

WITNESS:	TENANT:

TECHPRECISION, CORP.

By: /s/ Kimberly Demaria	By: /s/ Richard F. Fitzgerald
Name: Richard F. Fitzgerald
Title: Chief Financial Officer

EXHIBIT "A"

SPACE PLAN

EXHIBIT "A-1"

LEASEHOLD IMPROVEMENTS

Landlord to provide carpet of Tenant’s choice, in stock from building standard selection, for which Tenant shall contribute $3,000.00  at lease signing.

Tenant to be responsible for all voice and data permits and installation, and purchase and installation of any furniture or electronics including televisions, projectors and sound systems.

Landlord and Tenant will work together to have voice and data cabling installed during the improvement process.

EXHIBIT "B"

BUILDING RULES AND REGULATIONS
LAST REVISION: APRIL, 2007

Provided that such rescissions or revisions do not materially increase Tenant’s obligations or decrease Tenant’s rights, Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him, her or it in a like manner as if originally prescribed.

1.           Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises.  Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2.           No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.  All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.           No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.           Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein.  Only standard toilet tissue may be flushed in commodes.  All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.           No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.           Tenants shall not construct or maintain, use or operate in any part of the Project any electrical device, wiring or other apparatus in connection with a loudspeaker system or other sound/communication system that may be heard outside the Premises.  Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.           No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building. other than seeing-eye dogs and the like.

8.           No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.           No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.           No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way.  All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner.  Rollerblading and roller-skating shall not be permitted in the Building or in the common areas of the Project.

11.           No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

12.           Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters  and/or vending machine), or place or use in or about the Premises or Project, except for normal office supplies, any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.           No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area.  All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

14.           Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord.  Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.           All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16.           Tenant shall not use the name of the Building, Landlord or Landlord's Agent in any way in connection with his business except as the address thereof.  Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.           Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material, which violates any of these rules and regulations.

18.           Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building.  This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.  Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

19.           Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord's management or security personnel.

20.           Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

21.           No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

22.           No employees or invitees of tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during "breaks" or during lunch periods.

23.           No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

24.           No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

25.           Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant's space.  Removal of these recyclable items will be by Landlord's janitorial personnel.

26.           Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.  However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant's expense.

27.           Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

28.           No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

29.           Tenant or tenant's employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

30.           Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

31.           No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

32.           Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.  Requests for such requirements must be submitted in writing to Landlord.

33.           Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

34.           Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant's area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

35.           Landlord will not permit entrance to tenant's Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

36.           Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

37.           Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants' hallways, restrooms or premises unless they have received prior approval from Landlord's management.

38.           Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.